BAS was the affiliated party involved in the underwriting
of all the following securities.
Fund Series				Fund
Colonial Intermediate High Income Fund	Colonial Intermediate High
					Income Fund
Colonial Intermediate High Income Fund	Colonial Intermediate High
					Income Fund
Colonial Intermediate High Income Fund	Colonial Intermediate High
					Income Fund

Fund					Broker
Colonial Intermediate High Income Fund	Citigroup Global
Colonial Intermediate High Income Fund	Citigroup Global
Colonial Intermediate High Income Fund	Lehman Brothers

Fund					Security
Colonial Intermediate High Income Fund	Residential Capital 6.875% 6/30/15
Colonial Intermediate High Income Fund	Residential Capital 6.375% 6/30/10
Colonial Intermediate High Income Fund	L-3 Communications Corp 6.375% '15

Fund					Trade Date	Quantity
Colonial Intermediate High Income Fund	6/22/2005	"80,000"
Colonial Intermediate High Income Fund	6/22/2005	"80,000"
Colonial Intermediate High Income Fund	7/27/2005	"1,350,000"

Fund					Price	Amount
Colonial Intermediate High Income Fund	99.39	"79,512"
Colonial Intermediate High Income Fund	99.71	"79,768"
Colonial Intermediate High Income Fund	99.09	"1,337,715"